CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Who’s Your Daddy, Inc. (Formerly Snocone Systems Inc.), a Nevada corporation (the “Company”), on Form 10-QSB for the Three Months Ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), Dan Fleyshman, Acting Chief Executive Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Edon Moyal

Name:	Edon Moyal

Title:	Chief Executive Officer

Date:	May 4, 2006

[A signed original of this written statement required by Section 906 has been provided to Who’s Your Daddy, Inc. (Formerly Snocone Systems Inc.) and will be retained by Who’s Your Daddy, Inc. (Formerly Snocone Systems Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.]